UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 30, 2010

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 30, 2010, 1st Constitution Bank, a wholly-owned subsidiary of 1st Constitution Bancorp (“1st Constitution Bank”), entered into a Branch Purchase and Assumption Agreement and Agreement for Purchase (the “Branch Purchase Agreement”) with Amboy Bank (“Amboy Bank”) pursuant to which 1st Constitution Bank will acquire all of the deposit liabilities, real estate, and related assets of the Rocky Hill, Hillsborough and Hopewell, New Jersey branch banking offices of Amboy Bank.  The transaction, which is subject to regulatory approval and certain closing conditions, is expected to close during the first quarter of 2011.

Pursuant to the Branch Purchase Agreement, 1st Constitution Bank will acquire the deposit liabilities of the three Amboy Bank branch offices for cash, with an option to purchase certain loan relationships associated with the three branch offices on or before the closing.  1st Constitution Bank will pay a deposit premium of $5.25 million, subject to certain adjustments, for approximately $110 million of deposit liabilities of the three Amboy Bank branch offices.  The Branch Purchase Agreement also provides for the acquisition of the real estate on which the three Amboy Bank branch offices are located for cash in the amount of $4.6 million.

The foregoing description of the Branch Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Branch Purchase Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On December 31, 2010, 1st Constitution Bancorp issued a press release announcing the execution and delivery of the Branch Purchase Agreement.  A copy of the press release is being furnished as Exhibit 99 hereto.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Title

10.1	Branch Purchase and Assumption Agreement and Agreement for Purchase, dated as of December 30, 2010, by and between 1st Constitution Bank and Amboy Bank*

99	Press release of 1st Constitution Bank, dated December 31, 2010

*
1st Constitution Bancorp has omitted schedules, exhibits and similar attachments to the subject agreement.  1st Constitution Bancorp will furnish a copy of any omitted schedule, exhibit or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: December 31, 2010	By:	/s/ ROBERT F. MANGANO
		Name:	Robert F. Mangano
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Branch Purchase and Assumption Agreement and Agreement for Purchase, dated as of December 30, 2010, by and between 1st Constitution Bank and Amboy Bank*

99	Press release of 1st Constitution Bank, dated December 31, 2010

*
1st Constitution Bancorp has omitted schedules, exhibits and similar attachments to the subject agreement.  1st Constitution Bancorp will furnish a copy of any omitted schedule, exhibit or similar attachment to the United States Securities and Exchange Commission upon request.